UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2008

MEDZED, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148719	26-0641585

(Commission File Number)	(IRS Employer Identification No.)

c/o Daniel R. MacLean
7900 East Union Avenue Suite 1100
Denver Colorado 80237

(Address of Principal Executive Offices)
(Zip Code)

(303) 217-4556

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of November 17, 2008, David Loucks resigned from his position as Secretary of Medzed, Inc., a Nevada corporation (the “Company”). As a result, the current sole officer and director of the Company is Daniel MacLean.

Item 8 - Other Events

Item 8.01. Other Events.

On March 1, 2008, the Company commenced its offering of up to a maximum of 1,000,000 shares of common stock at $0.04 per share, pursuant to a registration statement on Form SB-2, filed with the Securities and Exchange Commission on January 17, 2008 and declared effective on February 25, 2008 (file number 333-148719). The Company has sold all shares of common stock offered for an aggregate of $40,000 and as a result has closed the offering. The sale of the shares represents 40% of the Company’s issued and outstanding shares of common stock.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDZED, INC.

By:	/s/ Daniel MacLean

Name: Daniel MacLean
Title: President

Date: December 3, 2008